                                                                     EXHIBIT 4.3
                             A BANK HOLDING COMPANY
                   FORMED UNDER THE BANK HOLDING COMPANY ACT
                OF 1956, AS AMENDED, OPERATING UNDER REGULATIONS
            OF THE BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM



NUMBER                              F.N.B. CORPORATION                                     SHARES



                                                                                          CUSIP 302520 10 1


THIS CERTIFIES THAT


                                                              SPECIMEN


IS THE OWNER OF

                                                 SHARES OF COMMON CAPITAL STOCK OF

F.N.B. CORPORATION, hereinafter called the "Corporation", transferable only on the books of the Corporation by the holder hereof in person, or by duly authorized attorney, upon the surrender of this certificate properly endorsed.

         The amount of Common Capital Stock is set forth on the books of the Corporation. The par value of the shares of said stock is set forth in the Articles of Incorporation of the Corporation and the amendments thereto, which are hereby expressly incorporated herein by reference.

         IN WITNESS WHEREOF, the Corporation has caused the signatures of its duly authorized Officers, and its seal to be hereunto affixed.

                                                                                          Dated:
                                    [F.N.B. CORPORATION
/s/ Peter Mortensen                   CORPORATE SEAL                                      /s/ Gary L. Tice
Chairman                               2001 FLORIDA]                                      President



                                                            Countersigned
                                           By F.N.B. Shareholder Services Transfer Agent

                                                        Authorized Signature